UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2015

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2015, the Board of Directors of American National Insurance Company (the “Company”) named James E. Pozzi as President and Chief Executive Officer of the Company. Prior to his promotion, Mr. Pozzi (age 64) had served as President and Chief Operating Officer since May 2012 and as Senior Executive Vice President and Chief Administrative Officer from 2008 to May 2012. Any changes to Mr. Pozzi’s current compensation will be reported in an amendment to this Current Report on Form 8-K. Robert L. Moody, Sr., who served previously as Chief Executive Officer, will continue to serve as Chairman of the Board, at an annual salary of $150,000, as determined by the Board Compensation Committee, plus benefits currently provided to Mr. Moody as a Company officer.

There is no family relationship between Mr. Pozzi and any of the Company’s directors or officers, and Mr. Pozzi has no related party transactions reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings pursuant to which Mr. Pozzi was elected as President and Chief Executive Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2015, the Company’s Board of Directors adopted certain changes to the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), effective as of such date. Such changes include a variety of corporate governance matters and various non-substantive administrative and structural changes. The foregoing description of changes does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Amended and Restated Bylaws attached as Exhibit 3.2 hereto and the copy of the Amended and Restated Bylaws redlined to show amended text and attached as Exhibit 3.3 hereto, both of which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 24, 2015 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the individuals below as Directors of the Company, to serve until the next Annual Meeting of Stockholders, with the results of the vote as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
William C. Ansell	25,048,277	68,200	5,538	989,699
Arthur O. Dummer	25,030,610	90,054	1,351	989,699
Frances A. Moody-Dahlberg	24,881,299	232,975	7,741	989,699
Robert L. Moody, Sr.	23,796,958	1,316,430	8,620	989,699
Russell S. Moody	24,877,224	243,453	1,338	989,699
James P. Payne	24,934,716	186,161	1,138	989,699
E. J. “Jere” Pederson	24,568,913	552,264	838	989,699
James E. Pozzi	24,924,669	196,179	1,167	989,699
James D. Yarbrough	22,791,004	2,329,860	1,151	989,699

Proposal 2. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated April 3, 2015 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
20,632,998	4,323,131	165,886	989,699

Proposal 3. The stockholders ratified the selection of KPMG LLP as the Company’s auditors for 2015. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
26,037,268	68,716	5,730	0

Item 8.01. Other Events

At its regular meeting following the Annual Meeting, the Board of Directors designated its committee membership as shown in the table below. The Board determined that all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee, and a majority of the members of the Executive Committee, are independent in accordance with NASDAQ listing standards and applicable independence requirements under the Securities Exchange Act of 1934.

	Audit Committee	Compensation Committee	Nominating Committee	Executive Committee
William C. Ansell	*	*
Arthur O. Dummer	Chair	*
James P. Payne	*	*
E. J. “Jere” Pederson	*	Chair	*	*
James E. Pozzi				*
James D. Yarbrough	*	*	Chair	*

Item 9.01 Financial Statements and Exhibits.

No.	Exhibit

3.2	Amended and Restated Bylaws

3.3	Redlined Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President and Corporate Chief Financial Officer

Date: April 27, 2015